Exhibit 32.1

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CH2M HILL Companies, Ltd. (the “Company”) on Form 10-Q for the quarterly period ended September 29, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jacqueline C. Hinman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes Oxley Act of 2002 that to the best of my knowledge:

(1)The Report fully complies with the requirements of section  13(a)  or 15(d)  of the Securities Exchange Act of 1934 as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ JACQUELINE C. HINMAN
Jacqueline C. Hinman
Chief Executive Officer

November 13, 2017

This certification “accompanies” the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.